Exhibit 5.1

FLEMING PLLC

30 WALL STREET, 8TH FLOOR, NEW YORK, NEW YORK 10005

TEL 516 833 5034 WWW.FLEMINGPLLC.COM

August 25, 2026

Sadot Group Inc.

295 E. Renfro Street, Suite 300

Burleson, Texas 76028

Re:	Registration Statement on Form S-1 (File No. 333-297757)

Ladies and Gentlemen:

We have acted as limited special counsel to Sadot Group Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-297757) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 28, 2026 under the Securities Act of 1933, as amended (the “Act”), as amended by Amendment No. 1 thereto filed with the Commission on the date hereof (as so amended, the “Registration Statement”), and the prospectus included therein (the “Prospectus”), relating to the registration for resale, from time to time, by the selling stockholders named therein of up to 4,254,386 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of:

(i)	up to 2,500,000 shares of Common Stock (the “Advance Shares”) issuable by the Company from time to time, in its sole discretion, pursuant to that certain Equity Purchase Facility Agreement, dated as of July 16, 2026 (the “Equity Purchase Facility Agreement”), by and between the Company and the investor named therein; and

(ii)	up to 1,754,386 shares of Common Stock (the “Conversion Shares” and, together with the Advance Shares, the “Shares”) issuable upon conversion of, or otherwise pursuant to the terms of, (a) the senior secured convertible promissory note of the Company in the original principal amount of $4,000,000 issued on July 16, 2026 (the “Initial Note”) and (b) the senior secured convertible promissory note of the Company in the original principal amount of $1,000,000 issuable at a second closing (the “Second Note” and, together with the Initial Note, the “Notes”), in each case issued or issuable pursuant to that certain Securities Purchase Agreement, dated as of July 16, 2026 (the “Note Purchase Agreement”), by and between the Company and the investor named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As the basis for the opinions expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Nevada; (b) the Bylaws of the Company, as amended to date; (c) resolutions of the Board of Directors of the Company authorizing the Note Purchase Agreement, the Notes, the Equity Purchase Facility Agreement, the filing of the Registration Statement and the reservation and issuance of the Shares; (d) the Note Purchase Agreement, the Initial Note, the form of Second Note and the registration rights agreement entered into between the Company and the investor signatory to the Note Purchase Agreement, dated as of July 16, 2026; (e) the Equity Purchase Facility Agreement and the registration rights agreement entered into between the Company and the investor signatory thereto, dated as of July 16, 2026; (f) the Registration Statement and the Prospectus; and (g) a certificate of officers of the Company as to certain factual matters, and such other documents, corporate records, certificates of public officials and matters of law as we have deemed necessary or appropriate to enable us to render the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons who have signed such documents, the authenticity of all documents submitted to our firm as originals, the conformity to the originals of all documents submitted to our firm as certified copies or photocopies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements, representations and certificates of officers and other representatives of the Company and of public officials.

Based upon and subject to the foregoing, and to the further assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.	The Advance Shares, when issued and sold by the Company in accordance with the terms of the Equity Purchase Facility Agreement, including receipt by the Company of the purchase price therefor, will be validly issued, fully paid and non-assessable.

2.	The Conversion Shares issuable pursuant to the terms of the Initial Note, when issued upon conversion of, or otherwise pursuant to the terms of, the Initial Note in accordance with the terms of the Initial Note and the Note Purchase Agreement, will be validly issued, fully paid and non-assessable.

3.	The Conversion Shares issuable pursuant to the terms of the Second Note, when the Second Note has been duly authorized, executed, issued and delivered by the Company against payment therefor in accordance with the terms of the Note Purchase Agreement, and when such Conversion Shares are thereafter issued upon conversion of, or otherwise pursuant to the terms of, the Second Note in accordance with the terms of the Second Note and the Note Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

(a)	The Registration Statement, and any further amendments thereto, will have been declared effective under the Act and will remain effective at the time of each issuance of Shares; the Prospectus that is a part thereof, and the prospectus delivery requirements with respect thereto, will have been complied with; and the Company will have fulfilled all requirements of the Act applicable throughout all periods relevant to this opinion, including Section 10(a)(3) thereof.

(b)	All offers and sales of the Shares will be made in the manner described in, and in compliance with the terms of, the Registration Statement and the Prospectus, in compliance with the Act and in compliance with the securities or “blue sky” laws of the states or other jurisdictions having jurisdiction thereof.

(c)	The Note Purchase Agreement, the Initial Note and the Equity Purchase Facility Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and have been duly authorized, executed and delivered by, and constitute valid and binding obligations of, each other party thereto.

(d)	The Second Note has not been issued as of the date hereof. The issuance of the Second Note at a second closing under the Note Purchase Agreement remains subject to the satisfaction or waiver of conditions, including the receipt of Stockholder Approval (as defined in the Note Purchase Agreement) and the effectiveness of the Registration Statement, and we have assumed that all such conditions will have been satisfied or waived and that the Second Note will have been issued in accordance with the terms of the Note Purchase Agreement prior to the issuance of any Conversion Shares in respect thereof.

(e)	At the time of each issuance of Shares, the Company will have a sufficient number of shares of Common Stock authorized by its Articles of Incorporation and unissued, and not otherwise reserved or committed for issuance, to permit such issuance, and such shares will have been duly reserved for issuance; and the Articles of Incorporation will not have been amended, and no reverse stock split or other reclassification of the Common Stock will have been effected, in a manner that affects the Shares, other than as described in the Registration Statement.

(f)	Each issuance of Shares will be made in compliance with the terms and conditions of the Equity Purchase Facility Agreement, the Note Purchase Agreement and the applicable Note, as the case may be, including the beneficial ownership limitations and the Exchange Cap set forth therein, and in compliance with the applicable rules of The Nasdaq Stock Market LLC.

(g)	The consideration for each Share will be actually received by the Company in full in accordance with the terms of the applicable agreement or instrument and will not be less than the par value of such Share.

This opinion is expressly limited in scope to the Shares enumerated herein that are to be covered by the Registration Statement, and we express no opinion with respect to any other shares of Common Stock or other securities of the Company, including any shares of Common Stock issuable pursuant to the terms of any Additional Notes (as defined in the Prospectus) that may be issued at subsequent closings under the Note Purchase Agreement.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada, including Chapter 78 of the Nevada Revised Statutes, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision, and no opinion is expressed herein with respect to the qualification of the Shares under the securities or “blue sky” laws of any state or any foreign jurisdiction. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Our opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We assume no obligation to advise you of any changes in law or fact, or of the effect thereof on the opinions expressed herein, that may hereafter come to our attention, or to update or supplement this opinion in any respect.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Fleming PLLC

FLEMING PLLC